UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

GLOBAL EMPLOYMENT HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Dr., Suite 375 Lone Tree, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 216-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2009, Global Employment Holdings, Inc., referred to herein as Global, and Temporary Placement Service, Inc., referred to herein as TPS, a wholly owned subsidiary of Global, entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Eastern Staffing, LLC, d.b.a. Select Staffing, referred to herein as Select. Under the Agreement, Global agreed to sell and Select agreed to purchase substantially all of the business of TPS as more fully explained in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 12, 2009, Global and TPS closed on the Agreement with Select. Under the Agreement, Select purchased substantially all of the property, assets, business and contracts of TPS, excluding the accounts receivable of TPS, and Select assumed certain liabilities of TPS. The aggregate purchase price was $1,950,000. The purchase price consists of a cash payment of $1,000,000 at closing, a $700,000 note due March 20, 2009 and a two-year $250,000 note, bearing interest at 6% per annum, with principal payable in quarterly installments of $20,000 and the balance due on the maturity date of March 9, 2011.

Item 9.01. Financial Statements and Exhibits

The pro forma financial information and exhibits required pursuant to Item 9.01 will be filed in an amended Form 8-K on or before March 18, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.

Date: March 13, 2009	By:	/s/ Dan Hollenbach

Dan Hollenbach
Chief Financial Officer